Exhibit 99.2

Tiger Merger Sub Co. announces consent solicitation for Tech Data Corporation’s 4.950% Senior Notes due 2027

March 10, 2020

NEW YORK, March 10, 2020 – Tiger Merger Sub Co. (the “Merger Sub”), an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc. (together with its consolidated subsidiaries, “Apollo”), announced that it has commenced a solicitation of consents (the “Consent Solicitation”) from holders of Tech Data Corporation’s 4.950% Senior Notes due 2027 (the “Notes”) to certain proposed amendments to the Indenture, dated as of January 17, 2017, as supplemented by the Global Security for the 4.950% Senior Note due 2027, as further amended or supplemented (the “Indenture”).

The Consent Solicitation is being conducted in connection with the previously announced merger agreement, pursuant to which, among other things, Tiger Midco, LLC, the parent of Merger Sub, has agreed to acquire Tech Data Corporation (the “Merger”). The Merger would constitute a “Change of Control” under the Notes. The proposed amendments would eliminate the requirement for Tech Data Corporation to make a “Change of Control Offer” with respect to the Notes in connection with the Merger and would make certain other customary changes for a privately-held company to the “Change of Control” provisions in the Notes.

Holders of Notes who validly consent to the proposed amendments as part of the Consent Solicitation on or prior to 5:00 p.m., New York City time, on March 24, 2020 (such date and time, as they may be extended, the “Consent Date”), will be eligible to receive a consent fee of $5.00 in cash for each $1,000 in principal amount of Notes for which consents are received on or prior to the Consent Date.

Concurrently with, but separate from the Consent Solicitation, Merger Sub has also launched a tender offer and consent solicitation with respect to the Notes, pursuant to which Merger Sub has offered to purchase for cash any and all of the Notes tendered with related consents to the proposed amendments (the “Offer to Purchase”). Subject to the terms and conditions of the Offer to Purchase, Merger Sub is offering to pay each holder $1,015.00 per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) with consents at or prior to 5:00 p.m., New York City time, on March 24, 2020 (as such date and time may be extended), which amount includes an early participation premium of $30.00 per $1,000 principal amount of the Notes. Subject to the terms and conditions of the Offer to Purchase, Merger Sub is offering to pay each holder $985.00 per $1,000 principal amount of the Notes (the “Tender Consideration”) validly tendered (and not validly withdrawn) with consents at or prior to 5:00 p.m., New York City time, on April 7, 2020 (as such date and time may be extended). In the Offer to Purchase, holders of Notes will also receive accrued and unpaid interest from the last interest payment date applicable to the Notes up to, but not including, the settlement date for the Notes accepted for purchase in the Offer to Purchase. Holders of Notes that tender their Notes and related consents as part of the Offer to Purchase may not provide consents as part of the Consent Solicitation, and holders of Notes that provide consents as part of the Consent Solicitation may not tender their Notes and related consents as part of the Offer to Purchase. The procedures for tendering Notes and providing consents in the Offer to Purchase are different from the procedures for providing consents in the Consent Solicitation.

Approval of the proposed amendments requires consents from the holders of at least a majority in aggregate principal amount of the Notes, excluding any Notes owned by Tech Data Corporation or any of its affiliates (whether such consents are provided as part of the Consent Solicitation, as part of the Offer to Purchase or a combination of the Consent Solicitation and the Offer to Purchase) (the “Requisite Consents”). Consents received in both the Consent Solicitation and as part of the separate Offer to Purchase will be aggregated for purposes of determining whether the Requisite Consents are received. Upon receipt of the Requisite Consents, Tech Data Corporation and the trustee under the Indenture will execute a supplemental indenture setting forth the proposed amendments, and the proposed amendments will become operative upon Merger Sub providing notice to the information and tabulation agent that it will pay the consent fee. Except in certain limited circumstances, consents delivered pursuant to the Consent Solicitation may not be withdrawn or revoked after the Requisite Consents are received and the supplemental indenture is executed.

Merger Sub’s payment of the consent fee is conditioned upon, among other things, receipt of the Requisite Consents on or prior to the Consent Date and the closing of the Merger. If all of the conditions to the Consent Solicitation are satisfied or waived, Merger Sub will, promptly after the closing of the Merger, pay the consent fee to each holder of Notes who validly consented and did not revoke their consent on or prior to the Consent Date.

No consent fee will be paid if the Requisite Consents are not received, if the Consent Solicitation is terminated prior to the closing date of the Merger for any reason or if the Merger is not closed. Merger Sub reserves the right to terminate, withdraw or amend the Consent Solicitation at any time and from time to time, as described in the Consent Solicitation Statement. None of Merger Sub, Tech Data Corporation, the Solicitation Agents, the trustee under the Indenture, the information and tabulation agent nor any of their respective affiliates makes any recommendation as to whether or not holders of the Notes should consent or refrain from consenting with respect to the Notes.

If the Requisite Consents are not received, Merger Sub intends to terminate the Consent Solicitation and, in such case, Merger Sub would conduct a “Change of Control Offer” with respect to the Notes in accordance with the terms and conditions of the Indenture.

This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. The Consent Solicitation is being made only pursuant to the Consent Solicitation Statement dated March 10, 2020. The Consent Solicitation is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Credit Suisse Securities (USA) LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC are acting as solicitation agents (the “Solicitation Agents”) for the Consent Solicitation. Global Bondholder Services Corporation is acting as the information and tabulation agent for the Consent Solicitation.

Requests for the Consent Solicitation Statement may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 807-2200 (for all others).

Questions or requests for assistance in relation to the Consent Solicitation may be directed to the Solicitation Agents at (212) 538-1862 for Credit Suisse Securities (USA) LLC, (212) 205-7736 for Mizuho Securities USA LLC or (212) 618-7843 for RBC Capital Markets, LLC.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $331 billion as of December 31, 2019 in credit, private equity and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. The forward-looking statements include, without limitation, statements concerning the Consent Solicitation. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside Merger Sub’s or Tech Data Corporation’s control that may cause actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. Merger Sub expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Apollo Contacts:

For investor inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Investor Relations

Apollo Global Management, Inc.

212-822-0467

gstein@apollo.com

For media inquiries please contact:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

jrose@apollo.com

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, Inc.

(212) 843-8590

czehren@rubenstein.com